EXHIBIT 99

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of the Flowers Foods, Inc. 401(k) Retirement Savings Plan (the “plan”) on Form 11-K for the year ended December 31, 2002, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned officer of Flowers Foods, Inc. certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, to such officer’s knowledge:

     1.     The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     2.     The information contained in the Report fairly presents, in all material respects, the net assets available for benefits, and changes in net assets available for benefits, of the plan as of the date expressed in the Report.

Date: June 26, 2003

/s/ Jimmy M. Woodward

Jimmy M. Woodward
Senior Vice President, Chief Financial Officer and Chief Accounting Officer

The foregoing certification is being furnished solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Report or as a separate disclosure document.

A signed original of this written statement has been provided to Flowers Foods, Inc. and will be retained by Flowers Foods, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.